                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF PIPER & MARBURY L.L.P]


                                  May 7, 1997


G & L Realty Corp.
439 N. Bedford Drive
Beverly Hills, California 90210

     Re:  Issuance and Sale of up to 1,495,000 Shares of Series A Cumulative
          ------------------------------------------------------------------
          Preferred Stock
          ---------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to G & L Realty Corp., a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-11 (together with any post-effective amendments, the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of up to 1,380,000 shares of the Company's Series A Cumulative Preferred Stock, par value $0.01 (the "Shares"). Of the 1,495,000 Shares, 195,000 are subject to an over-allotment option granted to the underwriters by the Company.

     In our capacity as Maryland counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Amendment and Restatement of the Charter of the Company and the Articles Supplementary Classifying 1,495,000 Shares of Series A Cumulative Preferred Stock; (ii) By-laws of the Company, as amended and restated; (iii) copies of various minutes of proceedings of the Company, including resolutions authorizing the issuance and sale of the Shares; (iv) the Registration Statement; (v) a certificate of good standing issued by the Maryland State Department of Assessment and Taxation dated April 24, 1997; (vi) the Officer's Certificate of the Company dated the date hereof as to certain factual matters (the "Certificate"); and (vii) such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

                                          [LETTERHEAD OF PIPER & MARBURY L.L.P.]

G & L Realty Corp.
My 7, 1997
Page 2


      In such examination we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed. We have assumed that all representations as to factual matters set forth in the Certificate are true and correct, and we have not independently verified the matters stated therein.

      Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly and validly authorized for issuance by all necessary corporate action on the part of the Company and, upon payment of the consideration specified in the Registration Statement and delivery of the Shares in accordance with the terms described therein, and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar for the Company's Series A Cumulative Preferred Stock, the Shares will be validly issued, fully paid and nonassessable.

      The opinion expressed herein is also subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. In addition, the opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

      We are members of the Bar of the State of Maryland and express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are solely for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or the report, and may not be furnished to any person or entity, except that Gibson, Dunn & Crutcher LLP is authorized to rely on this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to our firm in the Registration Statement and the related Prospectus.

                                      Very truly yours,

                                      /s/ Piper & Marbury L.L.P.